                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14a
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement              [ ]  Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            ProAssurance Corporation
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

The filing fee of $_______ was calculated on the basis of the information that follows:

1.       Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

2.       Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         -----------------------------------------------------------------------

4.       Proposed maximum Aggregate value of transaction:

         -----------------------------------------------------------------------

5.       Total fee paid:

         -----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

         -----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:

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2.       Form, Schedule or Registration Statement No.:

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3.       Filing Party:

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4.       Date Filed:

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

                            PROASSURANCE CORPORATION
                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2005
                             ---------------------

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders (the "Annual Meeting") of ProAssurance Corporation (the "Company") will be held at 10:30 a.m., local time, on Wednesday, May 18, 2005 at the Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, for the following purposes:

          (1) To elect four (4) directors of the Company, as Class I Directors, to serve until the 2008 Annual Meeting and until their successors are elected and qualified; and

          (2) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors set March 31, 2005 as the record date for the Annual Meeting. Only holders of record of shares of the Company's common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

     Details concerning those matters to come before the Annual Meeting are provided in the accompanying Proxy Statement. Whether you plan to attend the Annual Meeting or not, please sign, date and return the enclosed proxy card in the envelope provided, or vote via the telephone or internet using the instructions provided in the enclosed proxy materials. Neither returning your proxy card nor voting electronically will deprive you of your right to attend the Annual Meeting and to vote your shares in person.

     A copy of the Company's Annual Report to the Stockholders for the year ended December 31, 2004, is enclosed. We hope you will find it informative.

                                           By order of the Board of Directors,

                                           /s/ Howard H. Friedman
                                           Howard H. Friedman
                                           Secretary

April 18, 2005

                            PROASSURANCE CORPORATION
                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209
                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2005
                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ProAssurance Corporation (sometimes referred to as "ProAssurance," the "Company," "we" or "our") to be voted at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held at 10:30 a.m., local time, on Wednesday, May 18, 2005 at the Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, or at any adjournment or postponement thereof.

     At the Annual Meeting, the stockholders will be asked to elect four (4) members to the Board of Directors of the Company, as Class I Directors, to serve until the 2008 Annual Meeting.

     This Proxy Statement and proxy card are first being mailed to the stockholders of the Company on or about April 18, 2005.

     The Board of Directors has set March 31, 2005 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date there were 29,201,365 outstanding shares of our common stock, par value, $0.01 per share (the "Common Stock") with each stockholder entitled to one vote in person or by proxy for each share of Common Stock on all matters properly to come before the Annual Meeting.

VOTING INSTRUCTIONS

     The record owners of Common Stock may vote their shares on matters properly presented at the Annual Meeting in one of four ways:

     - By signing and returning the enclosed proxy card in the enclosed envelope; or

     - By voting on the Internet in accordance with instructions on the enclosed proxy card; or

     - By telephone using a touchtone telephone and following the instructions on the enclosed proxy card; or

     - By attending the meeting and voting in person.

     If you hold shares in "street name" (that is, through a bank, broker or other nominee), such shares must be voted in accordance with instructions provided by the nominee. If your shares are held in the name of a nominee and you would like to attend the Annual Meeting and vote in person, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

     If you properly cast your vote, by either voting your proxy electronically or telephonically or by executing and returning the enclosed proxy card, and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions.

     If you execute the enclosed proxy card but do not give instructions, the shares represented by that proxy will be voted FOR the election of each director nominee nominated by the Board of Directors.

     Proxies may be revoked prior to the Annual Meeting by either (i) submitting to ProAssurance a properly executed proxy and bearing a later date, or (ii) by voting by telephone or Internet at a later date or in person at the meeting, or
(iii) by giving written notice of revocation to the Secretary of ProAssurance. The mailing address of ProAssurance is P.O. Box 590009, Birmingham, Alabama 35259-0009, and the street address is 100 Brookwood Place, Birmingham, Alabama 35209.

QUORUM AND VOTING REQUIREMENTS

  QUORUM

     The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the meeting will constitute a quorum to conduct business at the Annual Meeting. Proxies received but marked as abstentions and "broker non-votes" (which occur where shares held by brokers or nominees for beneficial owners are not voted on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

  VOTING REQUIREMENTS

     Directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. With respect to the election of directors, a stockholder may vote for all of the nominees or withhold authority to vote for any or all of the nominees. Because directors are elected by a plurality of the votes cast, votes to withhold authority with respect to one or more nominees and broker non-votes will have no effect on the outcome of the election.

EXPENSES OF SOLICITATION

     We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of ProAssurance Corporation or its affiliates telephonically, electronically or by other means of communication, and they will receive no additional compensation for such solicitation. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

AVAILABILITY OF CERTAIN DOCUMENTS

     Our Board of Directors has adopted a Policy Regarding Director Independence Determinations, including categorical standards to assist in determining independence, and has adopted charters for our Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, as well as Corporate Governance Principles. All of these documents and policies, together with our Code of Ethics and Conduct, are available on the Governance section of our website at www.proassurance.com. Printed copies of our committee charters, Corporate Governance Principles, Code of Ethics and Conduct, and the Policy Regarding Director Independence Determinations may be obtained by contacting Frank O'Neil, Senior Vice President, ProAssurance Corporation, either by mail at P.O. Box 590009, Birmingham, Alabama 35259-0009, or by telephone at (205) 877-4400 or (800) 282-6242. Our Policy Regarding Director Independence Determinations is also attached to this Proxy Statement as Exhibit A.

     We have enclosed a copy of our 2004 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2004. You also may obtain additional copies of our 2004 Annual Report to Stockholders and 2004 Annual Report on Form 10-K without charge by contacting Frank O'Neil at the address shown above, or by telephone at (205) 877-4400 or (800) 282-6242. These documents also are available through our website at www.proassurance.com. Our Annual Report to Stockholders and Annual Report on Form 10-K are not proxy soliciting materials.

                             ELECTION OF DIRECTORS

INTRODUCTION

     The Certificate of Incorporation of ProAssurance provides that the Board of Directors is comprised of at least three and not more than twenty-four directors, as determined by the Board of Directors. The Board of

Directors currently consists of ten members. The Certificate of Incorporation requires that the directors be divided into three classes as nearly equal as possible and that the directors serve staggered terms of three years. Any vacancies on the Board of Directors resulting from the death, resignation or removal of a director or from any increase in the number of directors may be filled by action of the remaining directors. A director elected by the directors to fill a vacancy on the Board of Directors holds office until the next election of the class of directors for which such director has been chosen.

     The Board of Directors has nominated Lucian F. Bloodworth, A. Derrill Crowe, Robert E. Flowers, and Ann F. Putallaz for election as directors at the Annual Meeting to fill the vacancy arising upon the expiration of each of their terms as a Class I Director.

ANNUAL MEETING

     At the Annual Meeting, our stockholders will be asked to elect as directors Lucian F. Bloodworth, A. Derrill Crowe, Robert E. Flowers, and Ann F. Putallaz as Class I directors, to hold office for terms ending at the Annual Meeting of stockholders to be held in 2008. The remaining six directors named below will continue in office. The persons named in the enclosed Proxy have advised that, unless a contrary direction is indicated on the enclosed Proxy, they intend to vote the shares appointing them as proxies in favor of the nominees named herein. If the nominees should be unable to serve, and the Board of Directors knows of no reason to anticipate this will occur, the Proxies will be voted for such other person or persons as may be recommended by our Nominating/Corporate Governance Committee and designated by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director. The persons named in the enclosed Proxy will have no authority to vote for the election of any person other than the nominees or their substitutes in the election of directors.

     All of the nominees currently are members of the Board of Directors and have been approved, recommended and nominated for re-election to the Board of Directors by our Nominating/Corporate Governance Committee and by the Board of Directors. Set forth below is information regarding the nominees and the directors continuing in office, which was confirmed by them for inclusion in this Proxy Statement. Information regarding stock ownership with respect to each nominee and director is set forth in the table under "Ownership by our Directors and Executive Officers" in the section titled Beneficial Ownership of our Common Stock.

     Neither the Board of Directors nor the Nominating/Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. However, the Board typically holds its annual organizational meeting directly following the Annual Meeting, and it is customary for directors to attend the Annual Meeting. All directors attended the Annual Meeting held on May 19, 2004.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN
2008

     LUCIAN F. BLOODWORTH (Age 64) has served as a director since August 22, 2002. Mr. Bloodworth is the Chairman of Cain Manufacturing, a Birmingham, Alabama-based firm. Mr. Bloodworth is a director of First American Bank (formerly National Bank of Commerce of Birmingham, Alabama), and served as National Bank of Commerce's Executive Vice President from 1983 to 1987. Mr. Bloodworth has been a fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

     A. DERRILL CROWE, M.D. (Age 68) has served as a Director and as Chairman of the Board and Chief Executive Officer of ProAssurance since it began operations in June 2001. Dr. Crowe has served as a director and Chairman, President and Chief Executive Officer of Medical Assurance, Inc. since its organization in 1995 and as President and Chief Executive Officer and a director of The Medical Assurance Company, Inc. (formerly Mutual Assurance, Inc.) since its first operations in 1977.

     ROBERT E. FLOWERS, M.D. (Age 55) has served as a director of ProAssurance since it began operations in June 2001. Prior to that date, Dr. Flowers served as a director of Medical Assurance, Inc. (since 1995) and as a director of The Medical Assurance Company, Inc. (since 1985). Dr. Flowers practiced as a physician with Gynecology Associates of Dothan P.C., Dothan, Alabama, prior to his retirement in 2001.

     ANN F. PUTALLAZ (Age 59) has served as a director of ProAssurance since it began operations in June 2001. Prior to that time, Ms. Putallaz served as a director of Professionals Group, Inc. (since 1996) and its Vice Chairman (since
1999). For the past five years, Ms. Putallaz has been the Director of Data and Communication Services of Munder Capital Management, an investment advisor to The Munder Funds, an open end investment company registered under the Investment Company Act of 1940.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES NOMINATED FOR ELECTION AS DIRECTORS BY THE BOARD OF DIRECTORS.

CLASS II DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING IN 2006

     JOHN J. MCMAHON, JR. (Age 62) has served as a director of ProAssurance since February 22, 2002. Since 1999, Mr. McMahon has served as Chairman of Ligon Industries and as Chairman of the Executive Committee of McWane, Inc. in Birmingham, Alabama. Prior to that time, Mr. McMahon served as Chairman of the Board of McWane, Inc. Mr. McMahon also serves as a director of Protective Life Corporation, Alabama National Bancorporation and John H. Harland Co., where he is a member of its audit committee.

     JOHN P. NORTH, JR. (Age 69) has served as a Director of ProAssurance since it began operations in June 2001, and as a director of Medical Assurance, Inc. since 1996. Mr. North is a certified public accountant who was a partner of the accounting firm of Coopers & Lybrand LLP until his retirement in September 1995.

     WILLIAM H. WOODHAMS, M.D. (Age 67) has served as a director of ProAssurance since it began operations in June 2001. Prior to that time, Dr. Woodhams served as a director of Professionals Group, Inc. (since 1996) and as Chairman (since
1999) and director of ProNational Insurance Company and its predecessor (since
1980). Dr. Woodhams is a board certified family practice physician and has been in private practice in Kalamazoo, Michigan since 1964.

     WILFRED W. YEARGAN, JR., M.D. (Age 65) has served as a director of ProAssurance since May 28, 2003. Dr. Yeargan has practiced medicine in Tuscaloosa, Alabama, specializing in ophthalmology, for over thirty years. Dr. Yeargan has participated as member of the underwriting and claims advisory committees of The Medical Assurance Company, Inc. since it began operations in 1977.

CLASS III DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING IN 2007

     VICTOR T. ADAMO, ESQ., C.P.C.U. (Age 56) has served as a director and Vice Chairman, President and Chief Operating Officer of ProAssurance since it began operations in June 2001. Prior to that time, Mr. Adamo served as a director and President and Chief Executive Officer of Professionals Group (since 1996). Mr. Adamo has served as an officer of ProNational Insurance Company since 1990, and its Chief Executive Officer since 1987. Prior to joining ProNational, Mr. Adamo was in private legal practice from 1975 to 1985.

     PAUL R. BUTRUS (Age 63) has served as a director of ProAssurance since it began operations in June 2001, and was appointed its Vice Chairman in September 2001. Prior to that time, Mr. Butrus was a director and Executive Vice President and Chief Operating Officer of Medical Assurance, Inc. (since 1995). Mr. Butrus has held various positions with The Medical Assurance Company, Inc. since 1977.

INDEPENDENT DIRECTORS

     As required by The New York Stock Exchange ("NYSE") Corporate Governance Listing Standards, the Board of Directors has determined that a majority of the directors on the Board of Directors are "independent" directors. In compliance with the corporate governance requirements of Sarbanes-Oxley Act of 2002 and the applicable NYSE rules, the Board of Directors has adopted a policy that a director will be presumed to be independent if he or she satisfies certain specified criteria. A complete description of the criteria adopted by the Board of Directors in determining the independence of directors is set forth in Exhibit A to this Proxy Statement

     The Board of Directors has determined that the following directors satisfy the criteria described above, and therefore constitute "independent" directors:

John J. McMahon, Jr.                       Lucian F. Bloodworth
John P. North, Jr.                         Robert E. Flowers
William H. Woodhams                        Wilfred W. Yeargan, Jr.

     Ann Putallaz satisfies all of the independence criteria except that Ms. Putallaz received fees in 2003 in the amount of $3,000 for service on the Investment Committee of ProAssurance's subsidiary, MEEMIC Holdings, Inc. Prior to that time, Ms. Putallaz served on the Board of Directors of MEEMIC, and received director compensation for her service on the board and its committees, including the investment committee. The Board found that Ms. Putallaz is independent notwithstanding her receipt of compensation for service on MEEMIC's investment committee because she otherwise satisfies the Independence Criteria; because her services on the investment committee were consistent with those previously performed by Ms. Putallaz in her capacity as a director of MEEMIC; and because the compensation for such services was not material, and when added to her director compensation in 2003, did not exceed the $100,000 compensation threshold for independence under the NYSE's corporate governance rules.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors held four meetings during 2004. Each of our incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which he or she served during 2004. The By-Laws of ProAssurance establish four standing committees of the Board of
Directors: the Executive Committee, the Nominating/Corporate Governance Committee, the Compensation Committee and the Audit Committee, each of which is described below.

EXECUTIVE COMMITTEE

     The Executive Committee has the authority during intervals between the meetings of the Board of Directors to exercise all powers and authority of the Board of Directors in the management of the business and affairs of ProAssurance, except that the Executive Committee has no power or authority to alter or repeal any resolution adopted by the Board of Directors that by its terms is not subject to amendment or repeal by the Executive Committee or any resolution relating to the establishment or membership of the Executive Committee; the Executive Committee may not act with respect to matters required to be passed upon by the full Board, the independent directors, or by a committee comprised of independent directors; and the Executive Committee may not act on any matter which has been delegated to the Audit Committee, the Nominating/Corporate Governance Committee or the Compensation Committee in their respective charters. The By-Laws provide that the Executive Committee have at least three members, including the Chairman and Chief Executive Officer and the Vice Chairman of the Board. The members of the Executive Committee are: A. Derrill Crowe, Chairman, Victor T. Adamo, Paul R. Butrus and Robert E. Flowers. The Executive Committee did not meet during 2004.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

     The Nominating/Corporate Governance Committee consists of three independent directors, and operates pursuant to a written Charter that was adopted in December 2003, which Charter is available on the Governance section of our website at www.proassurance.com. The primary purposes of the Nominating/ Corporate Governance Committee are to (i) identify individuals qualified to become directors and recommend to the Board of Directors for its consideration the candidates for all directorships to be filled by the Board of Directors or to be elected by the stockholders; (ii) advise the Board with respect to the Board composition, procedures and committees; (iii) develop and recommend to the Board a set of corporate governance principles applicable to the Company; (iv) oversee the evaluation of the Board and the evaluation of the Company's management; and (v) otherwise take a leadership role in shaping the corporate governance of the Company.

     The Nominating and Corporate Governance Committee is empowered to engage a third party search firm to assist in identifying and evaluating director candidates. However, the committee did not hire any search firm during 2004 and, accordingly, paid no fees to any such company.

     When a vacancy exists on the Board of Directors, the Nominating/Corporate Governance Committee will consider a nominee for a director candidate that has been proposed by a stockholder when such nomination has been submitted in accordance with the provisions contained in the Company's by-laws, which are described under "Stockholder Proposals" in this proxy statement. A vacancy does not exist where:

     - the Board of Directors desires to re-nominate an incumbent director for an additional term and, the director consents to stand for re-election and to serve if elected; or

     - the Nominating/Corporate Governance Committee has recommended to the Board of Directors a candidate to fill a vacancy and, prior to the receipt of a properly submitted stockholder nomination, such nominee has agreed to stand for election and serve if elected.

     In accordance with Company's by-laws, the Board of Directors may, at any time, elect not to fill a vacancy arising on the Board. The Board may elect to not recommend a director candidate nominated by a stockholder even if such director candidate is the only candidate submitted to the Nominating/Corporate Governance Committee to fill a vacancy.

     The Nominating/Corporate Governance Committee is responsible for determining the appropriate composition of the Board and for the selection of individual candidates consistent with such determination. The Company's Corporate Governance Principles do not establish any firm requirement of minimum qualifications or skills that an individual candidate must possess other than the maximum age requirements described in the Corporate Governance Principles. Rather, the Corporate Governance Principles direct the Committee to take into account all factors it considers appropriate, including a candidate's reputation for ethical business dealings, knowledge, skill, experience, expertise, and the extent to which the candidate would fill a present need in the composition of the board. Subject to the qualifications described above, the Committee will consider a director candidate nominated by a stockholder in the same manner as candidates brought before the Committee from other sources. Generally, the Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the Committee. A member of the Nominating/Corporate Governance Committee will contact for further review those candidates who the Committee believes are qualified, who may fulfill a specific board need and who it believes would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating/Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

     The members of the Nominating/Corporate Governance Committee are: John J. McMahon, Jr., Chairman, Robert E. Flowers and William H. Woodhams. The Board of Directors has found that each member of our Nominating/Corporate Governance Committee is "independent" within the meaning of the rules of the NYSE. During 2004, our Nominating/Corporate Governance Committee met two times.

COMPENSATION COMMITTEE

     The Compensation Committee consists of three independent directors, and operates pursuant to a written Charter that was adopted in December 2003, which Charter is available on the Governance section of our website at www.proassurance.com. The primary purposes of the Compensation Committee are to
(i) represent and assist the Board of Directors in discharging its oversight responsibility relating to compensation matters, including determining the compensation arrangements for the Chief Executive Officer and reporting its determination to the Board of Directors for ratification by a majority of independent directors and making determinations regarding the compensation arrangements for other senior management personnel; and (ii) prepare the report required by the rules and regulations of the SEC. The Compensation Committee also administers the ProAssurance Corporation Incentive Compensation Stock Plan, the ProAssurance

Corporation 2004 Equity Incentive Plan and predecessor plans. The members of the Compensation Committee are: Robert E. Flowers, Chairman, John J. McMahon, Jr. and Wilfred W. Yeargan, Jr. The Board of Directors has determined that each member of our Compensation Committee is "independent" within the meaning of the rules of the NYSE and, as required by the Compensation Committee Charter, no member of the Compensation Committee has any interlocking relationships required to be disclosed under the federal securities laws.

     During 2004, our Compensation Committee met four times. The report of the Compensation Committee is included below.

AUDIT COMMITTEE

     The Audit Committee consists of three independent directors, and operates pursuant to a written Charter that was amended and restated in December 2003. The amended and restated Charter is available on the Governance section of our website at www.proassurance.com. The primary purposes of our Audit Committee are to (A) represent and assist the Board of Directors in discharging its oversight responsibility relating to (i) the accounting, reporting, and financial practices of the Company and its subsidiaries and the integrity of the Company's financial statements; (ii) the surveillance of administration and financial controls and the Company's legal and regulatory compliance; (iii) the outside auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and the Company's outside auditor; and (B) prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement. The Audit Committee is responsible for carrying out all of the duties and responsibilities required for audit committees under the Exchange Act and the corporate governance rules of the NYSE for listed companies.

     The Audit Committee reviews the Company's Code of Ethics and Conduct (available on the Governance section of our website at www.proassurance.com) as well as programs to monitor compliance with the code, to the extent that this oversight activity is not performed by the Nominating/Corporate Governance Committee. The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Committee, which is described below under "Other Matters -- Policies on Reporting of Concerns Regarding Accounting and Other Matters and Communicating with Directors."

     A description of the specific duties and responsibilities of the Audit Committee can be found in the Audit Committee Charter.

     John P. North, Jr. is the Chairman, and Lucian F. Bloodworth and Ann F. Putallaz are the other current members of our Audit Committee. Our Board of Directors and the Nominating/Corporate Governance Committee have determined that each member of the Audit Committee is "independent" within the meaning of the rules of both the NYSE and the SEC. Our Board of Directors has also determined that each member of the Audit Committee is financially literate as such qualification is defined under the rules of the NYSE. In addition, the Board of Directors has determined that John P. North, Jr., based upon his education and extensive experience in public accounting, including his leadership role at Coopers & Lybrand, is an "audit committee financial expert" within the meaning of the rules of the SEC.

     During 2004, the Audit Committee held 10 meetings. The report of the Audit Committee is included in a later section of this document.

DIRECTOR COMPENSATION

     In 2004, non-management directors received a monthly retainer in the amount of $2,000 per month plus $1,000 for each day that a director attends a Board or committee meeting, except that in the case of the audit committee, the chairman received a monthly retainer of $3,000 per month and the other members received monthly retainers of $2500 per month.

     At the meeting held in March 2005, the Board of Directors reviewed a report on Director Compensation presented by an outside consultant hired to ensure that ProAssurance's director compensation was fair and consistent with other comparable publicly traded property/casualty insurance groups. After considering the consultant's recommendations, the Board increased the director compensation effective April 1, 2005. Non-management directors will receive a monthly retainer in the amount of $2,000 per month except for the members of the Audit Committee who will receive a retainer of $2,667 per month. The Chairman of the Audit Committee will receive an additional amount of $500 per month. Directors will be paid meeting fees of $2,000 for each day the director attends a Board meeting and $1,000 for Committee meetings that are not held on the same day as Board meetings. Directors are encouraged to attend meetings in person, but may attend through a teleconference or video conference link.

     Directors will also receive an annual grant of 1,000 shares each of ProAssurance Corporation common stock (or equivalent stock based compensation) to be issued at the close of business on the date of the Annual Meeting of Shareholders. Directors continue to be eligible to participate in the ProAssurance Corporation Stock Ownership Plan. Management directors do not receive any additional cash or stock compensation for their service as a director.

NON-MANAGEMENT DIRECTORS MEETINGS

     Our Corporate Governance Principles require the non-management directors of the Company to hold executive sessions (at which management, including the CEO, is not present) on a regularly scheduled basis and not less than two times per year. The Corporate Governance Principles further provide that the non-management directors on the Board will select one of the non-management directors to preside at each executive session. At the annual meeting in May 2004, the non-management directors agreed to generally hold executive sessions after each regularly scheduled board meeting and selected John P. North, Jr. as the non-management director to preside at each meeting. The schedule for the executive sessions and selection of Mr. North as the director to preside at those meetings are each subject to change by the non-management directors. During 2004, our non-management directors held three executive sessions after regularly scheduled Board meetings.

                    BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

OWNERS OF MORE THAN 5% OF OUR COMMON STOCK

                                                              AMOUNT & NATURE
                                                               OF BENEFICIAL    PERCENT
STOCKHOLDERS (1)                                                 OWNERSHIP      OF CLASS
----------------                                              ---------------   --------
T. Rowe Price Associates, Inc.(2)
100 East Pratt Street
Baltimore, Maryland 21202...................................     2,445,344        7.8%

---------------

(1) A. Derrill Crowe, M.D., the President and Chief Executive Officer, is a beneficial owner of over five percent (5%) of the Common Stock. Dr. Crowe's stockholdings are reflected in his capacity as an executive officer and a director in the table below.
(2) In a Schedule 13G filed with the SEC, T. Rowe Price Associates, Inc., an investment adviser, disclosed that as of December 31, 2004, it had sole dispositive power with respect to 2,445,344 shares of Common Stock. The
    Schedule 13G further discloses that T. Rowe Price Associates, Inc. has sole voting power with respect to 843,200 shares of Common Stock and that the T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power with respect to 1,540,000 of the shares of Common Stock reported as beneficially owned by T. Rowe Price Associates, Inc.

OWNERSHIP BY OUR DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 31, 2005, information regarding the ownership of Common Stock (i) by the executive officers named in the "Summary Compensation Table" under Executive

Compensation ("Named Executive Officers"), (ii) by each of the Company's directors, and (iii) by all directors and officers of the Company as a group.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT
STOCKHOLDERS DIRECTORS                                          OWNERSHIP (1)     OF CLASS
----------------------                                        -----------------   --------
Victor T. Adamo, Esq., CPCU(2)(4)...........................         88,443            *
Lucian F. Bloodworth(4).....................................          2,372            *
Paul R. Butrus(2)...........................................        235,447          1.5%
A. Derrill Crowe, M.D.(2)(3)................................      2,153,057          7.8%
Robert E. Flowers, M.D.(4)..................................         25,670            *
John J. McMahon, Jr.(4).....................................          2,564            *
John P. North, Jr.(4).......................................          2,733            *
Ann F. Putallaz(4)..........................................         10,838            *
William H. Woodhams, M.D.(4)................................         12,839            *
Wilfred W. Yeargan, M.D.(4).................................          5,652
OTHER NAMED EXECUTIVE OFFICERS
Howard H. Friedman(2)(4)....................................         12,567            *
Lynn M. Kalinowski(2)(4)....................................          3,239            *
ALL DIRECTORS AND OFFICERS AS A GROUP (15 PERSONS)(2)(4)....      3,043,641         10.3%

---------------

* Less than 1%.
(1) Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The information as to beneficial ownership of Common Stock has been furnished by the respective persons listed in the above table. Unless otherwise indicated, the information also includes the number of shares that may be acquired pursuant to unexercised options on or before May 30, 2005.
(2) Includes 443,453 shares that may be acquired by all officers and directors as a group upon exercise of vested stock options on or before May 30, 2005. Of this amount the named officers and directors hold options for the following number of shares: Mr. Adamo-7,500 shares; Mr. Butrus-191,238 shares; Dr. Crowe-149,341 shares; Mr. Friedman-45,000 shares; and Mr. Kalinowski-12,500. Also includes 28,077 shares owned of record by all officers and directors as a group in the ProAssurance Group Savings and Retirement Plan. Of this amount, the named officers and directors hold the following: 391 shares in the account of Mr. Adamo, 9,164 shares in the account of Mr. Butrus, and 11,742 shares in the account of Dr. Crowe.
(3) Includes 1,162,791 owned of record by Crowe Family Partners, Ltd., a Colorado limited partnership of which Dr. Crowe is the sole general partner, 1,224 shares owned of record by Dr. Crowe's wife, and 51,468 shares owned of record by four trusts which Dr. Crowe is named as a trustee that were created in 1998 for the benefit of the minor children of Dr. Crowe and his wife.
(4) Includes 6,696 shares subject to forfeiture by all officers and directors as a group under the Company's Stock Ownership Plan. Of this amount the named officers and directors hold the following: 685 shares in the account of Mr. Adamo, 586 shares in the account of Mr. Bloodworth, 586 shares in the account of Dr. Flowers, 624 shares in the account of Mr. Friedman, 586 shares in the account of Mr. McMahon, 586 in the account of Mr. North, 655 in the account of Ms. Putallaz, 586 shares in the account of Dr. Woodhams, and 315 shares in the account of Dr. Yeargan.
(5) Includes 4,812 shares due to Dr. Yeargan under provisions of the Medical Assurance, Inc. Deferred Compensation Plan. These shares were awarded to Dr. Yeargan for service prior to becoming a director of ProAssurance.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The executive compensation policy of ProAssurance is designed to offer a competitive compensation package to the senior executives of the Company, including the CEO, so as to attract and retain qualified executives and to reward them based on performance that the Committee believes will increase the value of ProAssurance. With the assistance of a compensation consultant, the Compensation Committee reviews base salaries and incentive compensation in comparison to compensation data from other comparable publicly traded property/casualty insurance groups. There are three components of executive compensation:

     - Base salary compensation;

     - Annual incentive compensation; and

     - Long-term incentive compensation.

     Our goal is to establish base salaries that are competitive and that reflect our executives' scope of responsibilities, education and training, level of experience, individual performance, and contribution to the Company. In establishing base salaries, we review these factors in light of executive compensation survey data from other comparable publicly traded property/casualty insurance groups.

     We award annual incentive compensation to the senior executives based upon our assessment of the Company's performance against:

     - Certain established corporate goals under the organization's strategic plans;

     - The Net Income per share earned by the Company;

     - The market performance of ProAssurance common stock as compared with an insurance industry benchmark index; and

     - The contribution made by each senior executive to the Company's current and future performance.

     In order to further our goal of encouraging stock ownership by senior executives, the annual incentive awards for 2004 have been paid partly in cash and partly in grants of common stock.

     Long-term incentive compensation is designed to reward senior executives for taking action that contributes to ProAssurance's long-term growth and success and to link the interests of the senior executives to those of ProAssurance's stockholders. For 2004, as for prior years, long-term incentive compensation has been in the form of options awarded under ProAssurance's 2004 Equity Incentive Plan.

     ProAssurance's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, such as the stock ownership plan, 401(k) plan, health care and supplemental life insurance, disability insurance programs, and deferred compensation plans.

     For 2004, the Company's chief executive officer was A. Derrill Crowe, M.D., Chairman and Chief Executive Officer. The Summary Compensation Table shows the amounts and type of compensation paid to Dr. Crowe for 2004. Dr. Crowe's base salary was determined using survey data of peer executives after giving consideration to the success of Dr. Crowe's leadership at the Company. For 2004, Dr. Crowe was awarded an annual incentive award as a result of the Committee's evaluation of Dr. Crowe's strategic leadership of the Company and the achievement of corporate goals. Evidence of Dr. Crowe's leadership can be found in the Company's financial progress during 2004 including an increase in net income, book value and revenues; excellent claims-paying-ability ratings; and the continuing emergence of the Company as an industry leader. We also examined the performance of ProAssurance common stock, which was substantially better than the performance of the property and casualty insurance industry as a whole. The key judgment we made in determining Dr. Crowe's 2004 compensation was our assessment of his ability and dedication to enhancing the long-term value of ProAssurance for its stockholders by continuing to provide the leadership and vision that he has provided throughout his tenure at ProAssurance and its predecessors. For these reasons, we deem Dr. Crowe's compensation package to be appropriate.

     The Compensation Committee:
     Robert E. Flowers, Chairman
     John J. McMahon, Jr.
     Wilfred W. Yeargan, Jr.
     March 9, 2005

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of ProAssurance served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board) of another entity, one of whose executive officers served on the compensation committee of ProAssurance. No executive officer of ProAssurance served as a director of another entity, one of whose executive officers served on the compensation committee of ProAssurance.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth a summary of the compensation paid or accrued by ProAssurance and its subsidiaries during each of the last three fiscal years with respect to (i) the Company's Chief Executive Officer, and (ii) the four most highly-compensated persons considered to be executive officers or their equivalent.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                           ------------------------------------------
                                                                             AWARDS
                                         ANNUAL COMPENSATION               ----------
                             -------------------------------------------   RESTRICTED                       PAYOUT
                                                          OTHER ANNUAL       STOCK                        -----------
NAME AND PRINCIPAL POSITION  YEAR   SALARY    BONUS(1)   COMPENSATION(2)   AWARDS(3)    OPTIONS/SARS(4)   LTIP PAYOUT
---------------------------  ----   -------   --------   ---------------   ----------   ---------------   -----------
                                      ($)       ($)            ($)            ($)             (#)             ($)
A. Derrill Crowe, M.D.,....  2004   650,000   646,320        85,373            -0-           50,000           -0-
  Chairman and               2003   600,000   545,025           -0-            -0-           50,000           -0-
  CEO of ProAssurance        2002   550,000   277,205           -0-            -0-          100,000           -0-
Victor T. Adamo,...........  2004   486,720   290,379           -0-          6,000           37,500           -0-
  Vice Chairman and          2003   468,000   259,922           -0-          6,000           37,500           -0-
  President of ProAssurance  2002   450,000   181,906           -0-          3,000           75,000           -0-
Paul R. Butrus,............  2004   460,000   171,060           -0-            -0-           12,500           -0-
  Vice Chairman of           2003   457,600   144,502           -0-            -0-           12,500           -0-
  ProAssurance               2002   440,000    81,125           -0-            -0-           25,000           -0-
Howard H. Friedman,........  2004   375,000   182,735           -0-          6,000           25,000           -0-
  Secretary and Senior Vice  2003   360,000   178,020           -0-          6,000           25,000           -0-
  President of ProAssurance  2002   325,000   122,781           -0-          6,000           50,000           -0-
Lynn M. Kalinowski,........  2004   260,000   250,200           -0-          6,000           12,500           -0-
  President of MEEMIC        2003   250,000   102,394           -0-          6,000           12,500           -0-
                             2002   200,000    72,888           -0-            -0-              -0-           -0-


                                ALL OTHER
NAME AND PRINCIPAL POSITION  COMPENSATION(5)
---------------------------  ---------------
                                   ($)
A. Derrill Crowe, M.D.,....      10,500
  Chairman and                   25,537
  CEO of ProAssurance            25,386
Victor T. Adamo,...........      20,750
  Vice Chairman and              72,108
  President of ProAssurance      22,878
Paul R. Butrus,............      20,750
  Vice Chairman of               25,537
  ProAssurance                   24,886
Howard H. Friedman,........      20,750
  Secretary and Senior Vice      25,537
  President of ProAssurance      24,886
Lynn M. Kalinowski,........      42,597
  President of MEEMIC            36,086
                                 30,020

---------------

(1) The bonus compensation was paid in cash and ProAssurance common stock. The shares of common stock have been issued as stock awards under the ProAssurance Incentive Compensation Stock Plan and are valued at the closing price of a share on the New York Stock Exchange on the date of the award. The bonus compensation includes the following number of shares of Common Stock for the Named Executive Officers: Dr. Crowe -- 7,305 shares in 2004, 7,617 shares in 2003, and 5,850 shares in 2002; Mr. Adamo -- 3,282 shares in 2004, 3,535 shares in 2003, and 3,835 shares in 2002; Mr. Butrus -- 1,933 shares in 2004, 2,020 shares in 2003, and 1,705 shares in 2002; Mr.
    Friedman -- 2,065 shares in 2004, 2,488 shares in 2003, and 2,585 shares in 2002; and Mr. Kalinowski -- 1,203 shares in 2004, and 1,431 shares in 2003. Mr. Kalinowski's bonus compensation for 2002 was paid entirely in cash because he did not participate in ProAssurance's Incentive Compensation Stock Plan because MEEMIC was not a wholly-owned subsidiary.

(2) Dr. Crowe was the only Named Executive Officer who received perquisites and other personal benefits, securities or property in an aggregate amount greater than the lesser of $50,000 or 10% of the annual salary and bonus. His perquisites had an incremental cost of $85,373 which includes $70,973 for personal use of the Company's airplane.

(3) The shares acquired with grant proceeds under the Amended and Restated ProAssurance Corporation Stock Ownership Plan are treated as restricted stock awards in the Summary Compensation Table. The

    Stock Ownership Plan provides for employee contributions and matching grants from the Company that are used to purchase shares of the Company's common stock in the open market for the account of participating employees prior to vesting. Prior to December 1, 2002, the Company made loans rather than grants as matching contributions from the Company under the Stock Ownership Plan. The unvested shares acquired with the matching loans are also treated as restricted stock awards in the table. The amounts reflected in the table represent the loans and matching grants made to the Named Executive Officers under the plan. At December 31, 2004, ProAssurance had outstanding loans and unvested grants under the plan to Mr. Adamo in the approximate amount of $15,000 that have been used to purchase 611 shares having a value of $23,896 on that date, to Mr. Friedman in the approximate amount of $31,372 that have been used to purchase 869 shares having a value of $33,987 on that date and to Mr. Kalinowski in the approximate amount of $12,000 that have been used to purchase 315 shares having a value of $12,320 on that date. Loans are forgiven and shares purchased with grants are fully vested if a participant remains in the employ of the Company for three years (four years for loans made prior to January 1, 2002), or until his prior retirement, death or disability, or until a change of control of the Company. ProAssurance made no loans to its executive officers and directors under the plan after July 30, 2002, the effective date of the Sarbanes-Oxley Act of 2002.

(4) The table reflects options granted as incentive compensation in the year the options were granted, regardless of when they become exercisable. See "Stock Option Grants in 2004."

(5) Other compensation includes (i) contributions in 2004 under the ProAssurance Group Savings & Retirement Plan in the amount of $20,750 to Messrs. Adamo, Butrus, Friedman and Kalinowski and $10,500 to Dr. Crowe (he did not participate in the 401(k) portion of the Plan); (ii) contributions under the now discontinued Medical Assurance Pension Plan, a qualified defined contribution retirement plan, to each of Dr. Crowe and Messrs. Butrus, Friedman, and Morello and in the following amounts: $25,537 for 2003 and $24,886 for 2002; (iii) contributions for the account of Mr. Adamo under the ProNational Insurance Company Stock Ownership Plan, a qualified profit sharing retirement plan, and the ProNational Insurance Company Employees' Savings and Retirement Plan, a Section 401(k) contributory retirement plan with discretionary matching contributions of $22,878 for 2002 (includes contributions to the Medical Assurance Pension Plan for part of 2002); (iv) $46,175 paid to Mr. Adamo in 2003 as reimbursement for moving expenses; (v) contributions for the account of Mr. Kalinowski under the 401(k) Retirement Plan of MEEMIC Holdings: $42,597 for 2004, $34,516 for 2003, and $30,020 for 2002; and (vi) longevity shares issues for service as follows: 50 shares in 2003 to Mr. Kalinowski, 25 shares in 2002 to Dr. Crowe.

STOCK OPTION GRANTS IN 2004

                                                    % OF TOTAL
                                                     OPTIONS
                                      NUMBER OF     GRANTED TO                                       GRANT DATE
                                       OPTIONS     EMPLOYEES IN   EXERCISE PRICE                      PRESENT
NAME                                  GRANTED(1)   FISCAL YEAR     PER SHARE(1)    EXPIRATION DATE    VALUE(2)
----                                  ----------   ------------   --------------   ---------------   ----------
A. Derrill Crowe....................    50,000          18%           $33.28           10/2014        $651,000
Victor T. Adamo.....................    37,500          14%           $33.28           10/2014        $488,250
Paul Butrus.........................    12,500           5%           $33.28           10/2014        $162,750
Howard H. Friedman..................    25,000           9%           $33.28           10/2014        $325,650
Lynn M. Kalinowski..................    12,500           5%           $33.28           10/2014        $162,750

---------------

(1) The options were granted on March 9, 2004, pursuant to the Incentive Compensation Stock Plan at an exercise price equal to $33.28, being the closing price of a share of Common Stock on the New York Stock Exchange on that date. The options vest in five equal annual installments commencing September 10, 2004.
(2) Based on the Black-Scholes Option Pricing Model adopted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes Model. The assumptions used in calculating the Black-Scholes value of the options were expected volatility of .34, risk-free return to 3.4% and a dividend value of -0-, and 6 years before exercise.

OPTION EXERCISES AND OPTION VALUES FOR 2004

     The following table sets forth information with respect to exercisable and unexercisable options held by the Chief Executive Officer and other Named Executive Officers for the year ended December 31, 2004. For years prior to 2001, the options were granted to the Named Executive Officers (except Mr. Adamo) under the Medical Assurance Incentive Compensation Stock Plan and were converted into options to acquire ProAssurance common stock under the Consolidation Agreement. The Options exercised by Mr. Adamo were granted to him, and were outstanding, prior to 2001 under Professionals Group's 1996 Long Term Stock Incentive Plan. They were converted into options to acquire ProAssurance common stock under the Consolidation Agreement between Medical Assurance and Professionals Group.

                                                                     NUMBER OF
                                                                     SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                    OPTIONS/SARS        OPTIONS/SARS AT FISCAL
                               SHARES            VALUE         AT FISCAL YEAR-END (#)        YEAR-END ($)
                            ACQUIRED ON        REALIZED             EXERCISABLE/             EXERCISABLE/
NAME                        EXERCISE (#)          ($)             UNEXERCISABLE(1)         UNEXERCISABLE(1)
----                        ------------   -----------------   ----------------------   ----------------------
A. Derrill Crowe..........        -0-               -0-           149,341/110,000       $2,253,391/$1,638,900
Victor T. Adamo...........     60,000           993,900              7,500/82,500       $     43,725/$734,775
Paul R. Butrus............        -0-               -0-            191,238/27,500       $  2,927,021/$409,725
Howard H. Friedman........        -0-               -0-             45,000/55,000       $    869,550/$819,450
Lynn M. Kalinowski........        -0-               -0-             12,500/25,000       $    185,675/$314,950

---------------

(1) Based on the closing price of $39.11 as reported on the New York Stock Exchange on December 31, 2004.

STOCK PURCHASE PLAN

     The ProAssurance Corporation Stock Ownership Plan (the "Stock Purchase Plan") is an open market stock purchase plan that allows employees or directors of ProAssurance and its wholly-owned subsidiaries who have completed six months or more of service to contribute funds through periodic payroll deductions, or through a single lump sum deposit, to be used to purchase shares of the Company's common stock in ordinary brokerage transactions in the open market. Under the terms of the Stock Purchase Plan, the Company contributes an amount equal to 100% of the first $2,000 contributed by a participating employee during a calendar year and 50% of the next $8,000 contributed by a participating employee in such calendar year. The proceeds from the Company contributions are also used to purchase shares of the Company's common stock in the open market. The shares so purchased are held for the account of each participant, but do not vest until the first to occur of the following: (i) the participant remains in the employ of ProAssurance or a subsidiary for three years; (ii) the participant terminates such employment by reason of his or her disability, death or retirement; or (iii) a "change of control" of ProAssurance. All unvested shares are forfeited when the participant terminates his or her employment.

     Prior to December 1, 2002, the Company made loans to contributing employees instead of grants. The employee contributions and the and loan proceeds were used to purchase ProAssurance common stock in the open market for the account of the employees participating in the Stock Purchase Plan. The shares purchased and any dividends paid thereon are pledged as security for the loans to the participating employees who are entitled to vote the shares. Each loan is forgiven and the shares purchased with the deposits and loan proceeds are released if the employee remains employed with ProAssurance for the requisite period. ProAssurance ceased making loans to its executive officers and directors under the Stock Purchase Plan on July 30, 2002, the effective date of the Sarbanes-Oxley Act of 2002.

BUSINESS OWNED LIFE INSURANCE

     During the second quarter of 2003, the Company acquired business owned life insurance contracts on certain of our key employees, including all of the Named Executive Officers. The primary purpose of the program is to offset future employee benefit expenses through earnings on the cash value of the policies. In addition, as a part of the program, the Company will pay to each insured employee's beneficiary $50,000 from the proceeds received upon the death of such employee.

EMPLOYMENT AGREEMENTS

     Dr. Crowe currently has an employment agreement with Medical Assurance which will expire on December 31, 2007. The employment agreement provides for an annual salary to be established by the Board of Directors each year. Medical Assurance may terminate the employment agreement only for "good cause," as defined in the employment agreement. If Medical Assurance terminates Dr. Crowe's employment agreement other than for "good cause," Medical Assurance is obligated to pay to Dr. Crowe monthly payments each equal to one-twelfth of Dr. Crowe's salary for the remainder of the term of his employment agreement. If the Board of Directors selects someone other than Dr. Crowe as Chief Executive Officer of Medical Assurance or substantially changes Dr. Crowe's duties without his consent or agreement, except for "good cause," Medical Assurance is obligated to pay to Dr. Crowe eight monthly payments each equal to one-twelfth of Dr. Crowe's salary. The employment agreement automatically renews for three years unless the Board or Dr. Crowe elects not to renew the employment agreement.

SEVERANCE AGREEMENTS

     ProAssurance has entered into a Release and Severance Compensation Agreement ("Severance Agreement") with the Named Executive Officers (other than Dr. Crowe and Mr. Butrus) and several other key executives of ProAssurance and its subsidiaries. The Severance Agreement provides the executive severance compensation in the event that the executive is terminated without cause, or voluntarily resigns for "good reason." The severance compensation includes an amount equal to the executive's annual base salary; an amount equal to the executive's average annual incentive award (generally calculated as the average of the prior three years); continuation of health care benefits for 12 months; and outplacement services. The executive may assert good reason in certain enumerated circumstances including demotion, relocation, a reduction in base salary, or the failure of any successor of ProAssurance to assume the Severance Agreement.

     The terms of the Severance Agreement with Victor T. Adamo are similar in format, but more expansive than those described above. His severance benefits are established at two times base salary and average bonus, and include health care benefits for 18 months. Mr. Adamo may voluntarily and unilaterally terminate his employment and receive severance benefits until the later of June 27, 2005 or two years after a successor to Dr. Crowe is selected.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC ("Section 16 Reports"). Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16 Reports they file. Purchases and sales of our equity securities by such person are published in the Investor Relations section of our website at www.proassurance.com.

     Based on a review of the copies of such Section 16 Reports we received, and on written representations from our reporting persons, we believe that all
Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were complied with during fiscal 2004.

STOCK PERFORMANCE GRAPH

     The following graph is included to assess the performance of management by comparing the market value of ProAssurance Common Stock with other public companies and public companies in the insurance industry. Upon consummation of the consolidation of Medical Assurance and Professionals Group on June 27, 2001, each outstanding share of Medical Assurance common stock was converted into a share of ProAssurance common stock; the Medical Assurance common stock was delisted on the New York Stock Exchange; and the ProAssurance common stock began trading on the New York Stock Exchange on the next business day. The consolidation of Medical Assurance into ProAssurance was treated as a corporate reorganization similar to a pooling of interests for accounting purposes and was treated as a corporate name change from Medical Assurance to ProAssurance for listing purposes on the New York Stock Exchange. Accordingly, the Stock Performance Graph tracks the market value of a share of Medical Assurance common stock for periods prior to June 27, 2001.

     The graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to stockholders during the five years ended December 31, 2004, as well as an overall stock market index (Russell 2000) and a peer group index (SNL Property & Casualty) for the five years ended December 31, 2004.

                            TOTAL RETURN PERFORMANCE

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------
                        12/99     12/00     12/01     12/02     12/03     12/04
--------------------------------------------------------------------------------
 ProAssurance
  Corporation          100.00     82.70     87.12    104.07    159.33    193.82
 Russell 2000          100.00     96.98     99.39     79.03    116.38    137.71
 Peer Group            100.00    143.42    143.11    134.23    166.08    182.04

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is comprised of three independent directors and operates pursuant to a written Charter that was amended and restated in December 2003, which amended and restated Charter is available in the Corporate Governance section of our website at www.proassurance.com. During 2004, the Audit Committee held 10 meetings. In conjunction with some of these meetings, the Audit Committee met in executive sessions, held private sessions with the independent auditors and met in private sessions with the Vice President of Internal Audit.

     The management of ProAssurance is responsible for the preparation, presentation and integrity of ProAssurance's financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of ProAssurance's financial statements in accordance with generally acceptable auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The independent auditors are also required to evaluate and attest to management's assessment of ProAssurance's internal controls over financial reporting. The Audit Committee is directly responsible in its capacity as a committee of the Board for the appointment, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee.

     In performing its oversight role, the Committee has considered and discussed the audited financial statements with management and with Ernst & Young LLP, ProAssurance's independent auditors. The Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards ("SAS") No. 61, Communications with Audit Committees, as currently in effect. SAS No. 61, as amended, requires the independent auditors to provide ProAssurance with additional information regarding the scope and results of their audit of ProAssurance's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards,
(ii) significant accounting policies, including a discussion of their quality, not just their acceptability, (iii) sensitive judgments and estimates, (iv) any significant audit adjustments, (v) unadjusted audit differences considered by management to be immaterial, (vi) any disagreements with management, (vii) consultations with other accountants, (viii) any difficulties encountered in performing the audit, (ix) the adoption of or change in an accounting principle, and (x) methods of accounting for significant unusual transactions and for controversial or emerging areas.

     The Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, with respect to any relationships between Ernst & Young LLP and ProAssurance that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of ProAssurance within the meaning of federal securities laws. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof. The Committee approved the non-audit services rendered by ProAssurance's independent auditors during ProAssurance's most recent fiscal year as required by Section 10A(i) of the Securities Exchange Act of 1934 and Rule 2.01(c)(7) of Regulation S-X and considered whether the approved non-audit services are compatible with maintaining the independence of such auditors.

     Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

     During 2004, the Audit Committee performed all of its duties and responsibilities required under applicable federal laws and regulations and the then applicable Audit Committee Charter. Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Audit Committee recommended to the Board of

Directors that the audited financial statements of ProAssurance for 2004 be included in its Annual Report on Form 10-K for the year ended December 31, 2004, prior to the filing of such report with the Securities and Exchange Commission.

     Audit Committee:
     John P. North, Jr., Chairman
     Lucian F. Bloodworth
     Ann F. Putallaz
     March 9, 2005

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP was engaged as independent public accountants of the Company for 2004. Representatives from Ernst & Young, LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. As described below, the Audit Committee is responsible for selecting ProAssurance's independent public accountants for 2005, and has not yet made its selection.

FEES FOR 2004 AND 2003

     The table below sets forth the aggregate fees paid by ProAssurance for audit, audit-related, tax, and other services provided by Ernst & Young LLP to ProAssurance during each of the last two years.

                                                                 2004         2003
                                                              ----------   ----------
Audit fees..................................................  $1,856,699   $  889,608
Audit-related fees..........................................     152,790       78,112
Tax fees....................................................           0      258,898
All other fees..............................................     700,949            0
                                                              ----------   ----------
Total.......................................................  $2,710,438   $1,226,618

     Audit services for 2004 and 2003 included the audit of ProAssurance's annual financial statements and review of the Company's quarterly reports on Form 10Q. Audit services for 2004 increased substantially because of the evaluation of ProAssurance's internal controls over financial reporting as required under the Sarbanes-Oxley Act.

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. These services included audits of employee benefit plans in 2004 and 2003 and due diligence services in 2004.

     Tax services in 2003 consisted of assistance in compliance with and consultations with respect to federal, state, and local tax requirements and tax services relating to certain financing transactions.

     The other fees in 2004 related to non-audit services provided in connection with the development of a predictive model for use by our insurance subsidiaries in underwriting their medical professional liability risks through an analysis of internal and external data. The Audit Committee believes that these services are not prohibited non-audit services and also believes that provision of these services will not impair the independence of the auditor.

     All fees paid to Ernst &Young, LLP in 2004 which required the pre-approval of the Audit Committee were approved in accordance with the Company's pre-approval policies and procedures described below.

PRE-APPROVAL POLICIES AND PROCEDURES

     Audit and Non-Audit Services Pre-Approval Policy. Under the Sarbanes-Oxley Act, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor's independence from the Company. To implement these provisions of the Sarbanes-Oxley Act, the SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the Audit Committee's administration of the engagement of the independent auditor. Our Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by ProAssurance's independent auditor may be pre-approved.

     For pre-approval, the Audit Committee will consider whether services are consistent with the SEC's rules on auditor independence. The Audit Committee will also consider whether the independent auditor is able to provide effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile, and other factors, and whether the services will enhance our ability to manage or control risk or improve audit quality. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

     The Audit Committee will determine from time to time eligible services that may be provided to ProAssurance by the independent auditors in accordance with the requirements and guidance of the SEC and the New York Stock Exchange or other exchanges or market systems in which our stock is traded. The Audit Committee will also determine whether such services fit in the categories of Audit Services, Audit Related Services, Tax Services, and other Permitted Non-Audit Services as described below and as the description of such services may be modified under subsequent guidance and interpretation of the regulatory and self-regulatory organizations applicable to ProAssurance, including without limitation, the SEC and the NYSE. The independent auditor may not provide any non-audit services that are prohibited under the provisions of Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Audit Services. Audit services in the annual audit engagement include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits, and other procedures required to be performed by the independent auditor in order for the independent auditor to form an opinion on the Company's consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control and consultations relating to the annual audit or quarterly review. Audit services also include the engagement for the independent auditor's report on management's assessment of internal controls for financial reporting. In addition to the audit services included in the annual audit engagement, the Audit Committee may approve other Audit services. Other Audit services are those services that only the independent auditor can reasonably provide and include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with a securities offering.

     Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor and is consistent with SEC rules on auditor independence, the Audit Committee may grant pre-approval to Audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations relating to accounting, financial reporting or disclosure matters not classified as "audit services," assistance with understanding and implementing new accounting and financial reporting guidance from rule-making authorities, financial audits of employee benefit plans, agreed upon or expanded audit procedures related to accounting and/or billing records required to respond or comply with financial, accounting or regulatory reporting matters, and assistance with internal control reporting requirements.

     Tax Services. The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence, and the SEC has stated that the independent auditor may provide such services. Hence, the

Audit Committee believes it may grant pre-approval to those Tax services (i) that have historically been provided by the independent auditor, (ii) that the Audit Committee believes would not impair the independence of the auditor, and
(iii) that are consistent with SEC rules on auditor independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Chief Accounting Officer or outside counsel to determine that tax planning and reporting positions are consistent with this policy.

     Other Non-Audit Services. The Audit Committee believes, based on the SEC's rules prohibiting the independent auditor from providing specific non-audit services, that certain types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval for those permissible non-audit services that it believes would not impair the independence of the auditor and are consistent with the SEC's rules on auditor independence. The Audit Committee may not pre-approve any of the SEC's Prohibited Non-Audit Services.

  PRE-APPROVAL PROCEDURES

     Annual Audit Engagement. The Audit Committee appoints the independent auditor of the Company and pre-approves the services to be provided in connection with the preparation or issuance of the annual audit report or related work. The annual audit services are set forth in an engagement letter prepared by the independent auditor which is submitted to the Audit Committee for approval before the services are to be provided. The engagement letter provides that the independent auditor reports directly to the Audit Committee. Any audit services within the scope of the engagement letter are deemed to have been pre-approved by the Audit Committee.

     Pre-Approval of Other Audit and Non-Audit Services. Other Audit services, Audit-related services, Tax services, and Other Non-Audit services may be pre-approved by the Audit Committee in accordance with the following procedure either (i) on a specific case-by-case basis as services are needed or (ii) on a pre-approval basis for services that are expected to be needed. The Audit Committee of the Company may delegate to one or more designated members of the Audit Committee, who are independent directors of the Board of Directors, the authority to grant pre-approval of these services to be performed by the independent auditors. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

     Requests for pre-approval of eligible services by the independent auditor may be submitted from time to time by management to the Audit Committee or the member or members of the Audit Committee to whom pre-approval authority has been delegated. The request for approval must be sufficiently detailed as to the particular services to be provided so that the Audit Committee knows precisely what services it is being asked to pre-approve and so that it can make a well reasoned assessment of the impact of the service on the auditor's independence. Budgeted amounts or fee levels for services to be provided by the independent auditor must be submitted with the request for pre-approval. Requests for pre-approval of services by the independent auditor must include a joint statement of the independent auditor and the Chief Accounting Officer as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

     The Audit Committee will be informed not less frequently than quarterly of the services rendered by the independent auditor. The Chief Accounting Officer will be responsible for tracking all independent auditors' fees against the budget for such services and reporting at least quarterly to the Audit Committee.

     The Audit Committee has designated the internal auditor to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. The internal auditor will report to the Audit Committee on a periodic basis on the results of its monitoring. Both the internal auditor and management will immediately report to the Chairman of the Audit Committee any breach of this policy that comes to the attention of the internal auditor or any member of management. The Audit Committee will also review the internal auditor's annual internal audit plan to determine that the plan provides for monitoring of the independent auditor's services.

POLICIES ON REPORTING OF CONCERNS REGARDING ACCOUNTING AND OTHER MATTERS AND ON COMMUNICATING WITH DIRECTORS

     We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our Directors. Any person, whether or not an employee, who has a concern about the conduct of ProAssurance or any of our people, regarding our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to the members of the Audit Committee by using any of the methods described in the Corporate Governance section on our website at www.proassurance.com. Any interested party, whether or not an employee, who wishes to communicate directly with our non-management directors, or with our Directors as a group, also may contact them using one of the methods described in the Governance section on our website at www.proassurance.com. All such communications will be forwarded to the Company's Internal Corporate Counsel, who will distribute such communications to all of the members of the Board or to the non-management directors, as applicable.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     ProAssurance has no present knowledge of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment.

                           PROPOSALS OF STOCKHOLDERS

STOCKHOLDER NOMINATIONS FOR DIRECTORS

     ProAssurance's Bylaws require that a stockholder who desires to nominate directors at an annual meeting of stockholders must give ProAssurance written notice of such stockholder's intent no later than December 1 in the year preceding the annual meeting or such other date as may be established by the Board for a particular annual meeting by written notice to the stockholders. The stockholder's notice must set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the Board solicited proxies for the election of such nominee at the meeting; and (e) the consent of each nominee to serve as a Director of the Company if so elected.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2006 Annual Meeting must submit their proposals to our Secretary on or before December 17, 2005, in order for the proposal to be considered for inclusion in the Proxy Statement for the 2006 Annual Meeting of Stockholders. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

     ProAssurance's Bylaws require any stockholder who desires to propose any business at the annual meeting of stockholders (other than the election of directors) to give ProAssurance written notice no later than December 1 in the year preceding the annual meeting at which the proposal is to be considered or such other date as may be established by the Board for a particular annual meeting by written notice to the stockholders. The stockholder's notice must set forth (a) a brief description of the business desired to be brought before the meeting and the reasons for considering such matter or matters at the meeting;
(b) the
name and address of the stockholder who intends to propose such matter or matters; (c) a representation that the stockholder has been a holder of record of stock of the Company entitled to vote at such meeting for a period of one year and intends to hold such shares through the date of the meeting and appear in person or by proxy at such meeting to propose such matter or matters; (d) any material interest of the stockholder in such matter or matters; and (e) a description of all understandings or relationships between the stockholder and any other person(s) (naming such persons) with respect to the capital stock of ProAssurance as to the matter specified in the notice. The proposal and any accompanying statement may not exceed 500 words. Stockholders are not permitted to submit proposals for consideration at special meetings.

                                 OTHER MATTERS

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

     In accordance with a notice sent to certain street name stockholders of Common Stock who share a single address, only one copy of this Proxy Statement and our 2004 Annual Report is being sent to that address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designated to reduce our printing and postage costs. However, if any stockholder residing as such an address wishes to receive a separate copy of this Proxy Statement or our 2004 Annual Report, he or she may contact Frank O'Neil, Senior Vice President, ProAssurance Corporation, either by mail at P.O. Box 590009, Birmingham, Alabama 35259-0009, or by telephone at
(205) 877-4400 or (800) 282-6242, and we will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact Mellon Shareholder Services at 1-800-851-4218 if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting Mellon Shareholder Services at 1-800-851-4218.

INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement is incorporated by reference into any other filing by ProAssurance under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Report of the Compensation Committee," "Report of the Audit Committee," (to the extent permitted by the rules of the SEC) and "Stock Price Performance," as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

     Provision has been made for you to vote your shares of Common Stock via the Internet or by telephone. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

     Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Birmingham, Alabama time, on May 17, 2005. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

     The Internet and telephone voting procedures are designated to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

                                                                       EXHIBIT A

            POLICY REGARDING DETERMINATION OF DIRECTOR INDEPENDENCE

     The New York Stock Exchange ("NYSE") Rules require that a majority of the Directors on the Board of Directors be independent Directors. In order for a Director to be considered independent, the Board of Directors must affirmatively determine that the Director and his or her immediate family has no material relationship with the listed company. In accordance with the provisions of the NYSE Rules, the Board of Directors of ProAssurance Corporation has adopted certain standards, which if satisfied by a Director, establish a presumption that such Director is independent. If a Director fails to satisfy the specified criteria, the Board of Directors can still make a determination that the Director is independent, provided that the basis for such determination is specifically disclosed and the Director does not have a relationship which is otherwise prohibited under the NYSE Rules.

     In accordance with this policy, a Director will be presumed to be independent if he or she satisfies the following criteria:

     - During the past three (3) years, such Director has not been employed by ProAssurance; has no immediate family members who were employed by ProAssurance as an officer; has not been employed by or affiliated with ProAssurance's independent auditors; and has no immediate family members who were employed by ProAssurance's independent auditor as a partner, principal or manager.

     - If such director or a member of his or her immediate family has served as an executive officer, director or trustee of a foundation, university or other non-profit entity during the past three (3) years, the total annual donations by ProAssurance to such entity constitute less than one percent (1%) of that organization's total annual receipts during each fiscal year ended in such period (any matching of employee charitable contributions will not be included in the amount of ProAssurance's contributions for this purpose).

     - If such Director or a member of his or her immediate family has served as an executive officer, partner or controlling shareholder of another company that has done business with ProAssurance during the past three
       (3) years (other than the purchase of insurance in the ordinary course of business or for personal needs), the sales to, or purchases from, ProAssurance were less than one percent (1%) of the annual revenues of such company during each fiscal year ended in such period.

     - If during the past three (3) years such director or a member of his or her immediate family has served as an executive officer, partner or controlling shareholder of another company that has purchased insurance from the Company's insurance subsidiaries in the ordinary course of business or if such director has purchased insurance from the Company's insurance subsidiaries for personal needs of the director and his immediate family, the premiums paid to the Company's insurance subsidiaries were less than $1,000,000 during each fiscal year ended in such period.

     - If such Director or a member of his or her immediate family has served as an executive officer, partner or controlling shareholder of another company that was indebted to ProAssurance, or to which ProAssurance was indebted during the past three (3) years, the total amount of either company's indebtedness to the other is less than one percent (1%) of the total consolidated assets of such company during each fiscal year ended in such period.

     - During the past three (3) years, such Director has not received any compensation, consulting, advisory or other fees from ProAssurance, other than (i) director compensation and expense reimbursement; and (ii) compensation for services as a member of a regional underwriting/claims committee of an insurance subsidiary of the Company in a manner that is consistent with the Company's Corporate Governance Principles, provided that the total compensation payable to a director for director compensation and for service on regional underwriting/claims committees may not exceed $100,000 in any 12-month period.

     - During the past three (3) years, such Director has not been employed by any company where the chief executive officer or other executive officer of ProAssurance serves on the board of directors of such company.

     - During the past three (3) years, such Director has no immediate family member that has been employed by any company where the chief executive officer or other executive officer of ProAssurance serves on the board of directors of such company.

     "PROASSURANCE" refers to ProAssurance Corporation and any direct or indirect subsidiary of ProAssurance Corporation. Professionals Group and its subsidiaries are considered subsidiaries of ProAssurance before and after June 21, 2001.

     "PAST THREE YEARS" refers to a period of not less than 36 months extending from October 1, 2001 to the date of determination.

     "IMMEDIATE FAMILY MEMBER" includes a person's spouse, parents, children, siblings, mothers-and fathers-in-law, sons-and daughters-in-law, brothers-and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

                                REVOCABLE PROXY
                            PROASSURANCE CORPORATION
            PROXY SOLICITED ON BEHALF OF THE YOUR BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2005

The Stockholder executing this Proxy appoints Howard H. Friedman and Frank B. O'Neil and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock of ProAssurance Corporation ("ProAssurance") the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of ProAssurance referred to above (the "Annual Meeting") and at any adjournment(s) or postponement(s) of the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROASSURANCE CORPORATION. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PROASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED HEREIN. THE SHARES OF PROASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

                  (Continued and to be signed on reverse side)
     ADDRESS/CHANGE/COMMENTS (Mark the corresponding box on the reverse side)

                             *FOLD AND DETACH HERE*


YOU CAN NOW ACCESS YOUR PROASSURANCE CORPORATION ACCOUNT ONLINE.

Access your ProAssurance Corporation stockholder account on line via Investor ServiceDirect(R) (ISD)

Mellon Investor Services LLC, Transfer Agent for ProAssurance Corporation, now makes it easy and convenient to get current information on your stockholder account.


-       View account status            -      View payment history for dividends
-       View certificate history       -      Make address changes
-       View book-entry information    -      Obtain a duplicate 1099 tax form
                                       -      Establish/change your PIN

              VISIT US ON THE WEB AT http://www.melloninvestor.com
          FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN 9AM-7PM
                           MONDAY-FRIDAY EASTERN TIME


                                                        MARK HERE          [ ]
                                                        FOR ADDRESS
                                                        CHARGE OR COMMENTS
                                                        SEE REVERSE SIDE


1. ELECTION OF FOUR (4) DIRECTORS, each to serve          FOR             WITHHOLD
   until the year 2008 or until his/her successor    ALL NOMINEES        AUTHORITY
   is duly elected and qualified:                    LISTED HEREIN     TO VOTE FOR ALL
                                                   (EXCEPT AS MARKED   NOMINEES LISTED
                                                    TO THE CONTRARY)       HEREIN
01. Lucian F. Bloodworth                                  [ ]                [ ]

02. A. Derrill Crowe, M.D.                                [ ]                [ ]

03. Robert E. Flowers, M.D.                               [ ]                [ ]

04. Ann F. Putallaz                                       [ ]                [ ]

                                                                                       CONSENTING TO RECEIVE ALL FUTURE
NOTE: TO WITHHOLD AUTHORITY TO VOTE                                                    ANNUAL MEETING MATERIALS AND
FOR ANY INDIVIDUAL NOMINEE STRIKE                                                      SHAREHOLDER COMMUNICATIONS
A LINE THROUGH THE NOMINEE'S NAME                                                      ELECTRONICALLY IS SIMPLE AND FAST!
IN THE LIST ABOVE.                                                                     Enroll today at www.mellonInvestor.com/ISD
                                                                                       for secure online access
                                                                                       to your proxy materials, statements,
                                                                                       tax documents, and other important
                                                                                       shareholder or correspondence.


                                                                                       Dated                      , 2005
                                                                                            ----------------------

                                                                                        ---------------------------------
                                                                                                    Signature


                                                                                        ---------------------------------
                                                                                            Signature if held jointly

                                                                                       Please sign exactly as name
                                                                                       appears on this proxy. When
                                                                                       shares are held by joint tenants,
                                                                                       both should sign. When signing as
                                                                                       attorney, executor, administrator,
                                                                                       trustee or guardian, please give
                                                                                       full title as such. If a corporation,
                                                                                       please sign in full corporate name by an
                                                                                       authorized officer. If a partnership,
                                                                                       please sign in partnership name by
                                                                                       authorized person.


                            * FOLD AND DETACH HERE *

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

    INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

    YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.



            INTERNET                                  TELEPHONE
   http://www.eproxy.com/pra                        1-800-435-6710                             MAIL
Use the Internet to vote your proxy.   OR   Use any touch-tone telephone to     OR    Mark, sign and date
Have your proxy card in hand when           vote your proxy. Have your proxy          your proxy card and
you access the web site.                    card in hand when you call.               return it in the
                                                                                      enclosed postage-paid
                                                                                      envelope.

             IF YOU VOTE YOUR PROXY ON THE INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT ON THE INTERNET AT www.proassurance.com/pdf/2005AR.pdf
AND THE PROXY STATEMENT ON THE INTERNET AT www.proassurance.com/pdf/2005Proxy.pdf